Exhibit 10.15

[Spear, Leeds & Kellogg Logo]

CLIENT ACCESS AGREEMENT

We:	Spear, Leeds & Kellogg, L.P	You:	Wave Securities, LLC
120 Broadway
New York, New York 10271

and any affiliate of Spear, Leeds & Kellogg, L.P. (each such affiliate an “Affiliate”), or, if you are a resident of any of the jurisdictions identified in Schedule B to this Agreement, its designated affiliate listed opposite the relevant jurisdiction (the “Designated Affiliate”) on Schedule B.

Attn:	Casey Early	Attn:

1.  SCOPE OF AGREEMENT.  We agree to provide you in accordance with this Agreement and all Schedules to this Agreement, (together, the “Agreement”), with the following:

(i)                                     licenses to the services described on any Schedules as well as any additional services we may provide to you in the future as described in a Schedule (together, the “Services”); and

(ii)                                  the software, equipment and maintenance, if any, listed on the relevant Schedule.

2.                                      TERM AND TERMINATION.  This Agreement begins as of the date listed above and continues unless terminated as follows

(i)  by either party on 60 days prior written notice;

(ii) by either party immediately if there is a breach or threatened breach of this Agreement by the other party; or

(iii) by us immediately if we stop offering the Services.

3.                                      COSTS.  You will be responsible for all costs associated with your access and use of any Service (including telecommunications, modems, third party software, equipment and any related maintenance services).

4.                                      USE OF SERVICES.

(a)                                  We are providing the Services to you only for your internal use and only for the purposes and according to the procedures described in this Agreement and the Schedules.  You may not sell, lease, or provide directly or indirectly, the Services or any portion of the Services to any third party except as permitted by this Agreement.  You acknowledge that all proprietary rights in the Services are owned by us or by any applicable third party providing us with all or part of the Services (the “Providers”) and the only rights you will have in the Services are those specifically set forth in this Agreement.  You agree to

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protect those proprietary rights in the Services and to honor and comply with our reasonable requests to protect our contractual, statutory and common law rights in the Services.

(b)                                 You will be responsible for ensuring the security of the Services in connection with your use of these Services.

(c)                                  Regardless of any other provision of the agreement or any Schedule, we have the right to terminate (temporarily or permanently and at any time, with or without or cause or prior notice) all or any part of any Service, or your access to any Service, or to change the nature, composition or availability of any Service.

(d)                                 You will supply us with all information we may reasonably request in writing concerning you and your use of the Services; provided, however, that we will treat any information identified by you as confidential in accordance with paragraph 7 of this agreement.  We may report this information to regulatory authorities or Providers, as we determine in our sole discretion to be necessary.

(e)                                  You agree to be bound by the reasonable and various legends, disclaimers, terms and conditions displayed on or linked to the Services (each, a “Disclosure”).

(f)                                    You acknowledge that we may monitor your use of the Services for our own purposes (and not for your benefit).  We may use the resulting information for internal business purposes or in accordance with the rules of any applicable regulatory or self-regulatory body in compliance with applicable law and regulation.

5.                                      REPRESENTATIONS AND WARRANTIES.

(a)                                  You represent and warrant to us that your use of the Services will comply with all applicable laws, rules and regulations and with the policies and practices of securities and futures exchanges and associations, alternative trading facilities, and self-regulatory organizations, and the policies and procedures (whether stated orally or in writing) applicable to the Services and this Agreement and any other agreement between you and us, as may be amended from time to time.

(b)                                 We represent and warrant to you that we have all rights, title, authority and licenses to provide the Services to you and that our performance under the agreement will comply with all applicable laws, rules and regulations.  You represent and warrant to us that you have all consents, rights, authority, and have taken all actions necessary, to use the Services and enter transactions relating thereto.

(c)                                  Except as set forth in paragraph 5(b), we make no warranty, express or implicit, to you concerning the Services.  You expressly acknowledge and agree that the Services provided by us and our third party providers are on an “as is” basis, at your sole risk.  We expressly disclaim any implied warranties of merchantability or fitness for a particular purpose, including any warranty for the use or the results of the use of the Services with respect to their correctness,

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quality, accuracy, completeness, reliability, performance, timeliness, pricing, continued availability or otherwise.  We and our Providers will have no responsibility to maintain the Services or to supply any corrections, updates or releases concerning the Services.  We are not soliciting any action based upon use of the Services.

6.                                      LIMITATION OF LIABILITY; INDEMNITY.

(a)                                  We, our managing directors, partners, officers, affiliates, employees and agents will have no liability, contingent or otherwise, to you or to third parties, for the correctness, quality, accuracy, security, completeness, reliability, performance, timeliness, pricing or continued availability of the Services or for delays or omissions of the Services, or for the failure of any connection or communication service to provide or maintain your access to a Service, or for any interruption or disruption of your access or any erroneous communications between us and you.  We will not be liable for any special, indirect, incidental or consequential damages which you may incur or experience because you entered into this Agreement or relied on the Services, even if we know of the possibility of those damages.  We have no responsibility to inform you of any difficulties we or other third parties experience concerning use of the Services for our accounts or other accounts or to take any action in connection with those difficulties.  We also will have no duty or obligation to verify, correct, complete or update any information displayed in the Services.  You will make your own independent decision to access or use any Service or to execute any transaction and you acknowledge and agree that the Services do not and will not serve as the primary basis for any of your investment decisions concerning your accounts or your managed or fiduciary accounts.  We (and any of our affiliates) are not and will not be an advisor or fiduciary for you or your managed or fiduciary accounts.

(b)                                 You will indemnify, protect, and hold harmless us, our managing directors, partners, officers, affiliates, employees and agents from and against any losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs (including reasonable attorney’s fees) (collectively, “Losses”) resulting from the use of the Services by you, your managing directors, partners, officers, affiliates, employees or agents, including any breaches of the security of the Services (including any access or entry into any of our other systems not covered by this Agreement), caused directly or indirectly by you, your managing directors, partners, officers, affiliates, employees or agents except to the extent such Losses are due to our gross negligence or willful misconduct.

(c)                                  In Paragraphs 6(a) and 6(b) the terms “we”, “our” and “us” include each of the Providers.

(d)                                 We will indemnify, protect and hold harmless you, your managing directors, partners, officers, affiliates, employees and agents from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs (including attorney’s fees), to the extent that they are based upon a claim of breach of our warranty in Paragraph 5(b).

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(e)                                  Except for our obligations under Paragraph 6(d), you agree that our liability and the liability of our affiliates, agents and third party providers, if any, arising out of any kind of legal claim (whether in contract, tort, otherwise) in any way connected to your use of the Services will not exceed $10,000.

(f)                                    None of the above will limit your rights and remedies under the United States federal securities laws.

7.                                      CONFIDENTIALITY.  In the course of performing its responsibilities under this Agreement or any Schedule, each party or its employees may be exposed to or acquire information which is proprietary or confidential to the other, its affiliated companies or third parties to whom the party has a duty of confidentiality.  Any and all non-public information of any form obtained by a party or its employees while performing this Agreement (including the Services and any trade secrets, processes, proprietary data, information or documentation related thereto) is deemed confidential and proprietary information.  Each party agrees to hold such information in strict confidence and not to disclose the information to third parties or use the information for any purpose not contemplated by this Agreement or any Schedule and to advise each of its employees who may be exposed to proprietary and confidential information of their obligations to keep that information confidential; provided, however, that such information may be disclosed (i) to the extent required by applicable law or regulation, or (ii) pursuant to a subpoena or order of a court or regulatory, self-regulatory or legislative body of competent jurisdiction, or (iii) in connection with any regulatory report, audit or inquiry, or (iv) where requested by a regulator with jurisdiction over a party.  Confidential information will not include information that is:

(i)                                     in or becomes part of the public domain (other than by disclosure by a party in violation of this Agreement);

(ii)                                  previously known to a party (which must be demonstrable) without an obligation of confidentiality;

(iii)                               independently developed by a party outside of this Agreement; or

(iv)                              rightfully obtained by a party from third parties without an obligation of confidentiality.

8.                                      NO PROMOTION.  Each party agrees that without the prior written consent of the other party, it will not:  (i) use the name of the other party, or the nature of any affiliate, managing director, employee of the other party, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation of the other party or its affiliates in advertising, publicity, or otherwise; or (ii) represent (directly or indirectly) that any product or any service provided by the party has been approved or endorsed by the other.

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9.                                      GENERAL.

(a)                                  Both parties acknowledge that they each entered into this Agreement without inducement by any representation or warranty not set forth in this Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other oral, written or other communications between the parties concerning this subject matter.  This Agreement may be modified only by a writing signed by both parties.

(b)                                 Neither party may assign the Agreement without the other party’s prior written consent.  However, we may assign this Agreement to any entity (i) controlling, controlled by, or under common control with us, or (ii) which succeeds to all or substantially all of our assets and business.  This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

(c)                                  If any provisions of this Agreement (or any portion thereof) is invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement will not be affected or impaired.

(d)                                 All notices will be in writing and will be hand delivered or forwarded by registered or certified mail and sent to the parties at the addresses listed on the first page.  A copy also will be sent to the attention of our General Counsel or to any other address which is designated in writing after the date of this Agreement.

(e)                                  The headings in this Agreement are intended for convenience of reference and will not affect interpretation.

(f)                                    The individuals executing this Agreement each represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their principals.

(g)                                 Each party acknowledges that a breach of any provision of Paragraph 4, 7 or 8 of this Agreement will cause the other irreparable injury and damage.  Therefore, these breaches may be stopped through injunctive proceedings in addition to any other rights and remedies which may be available to the party at law or in equity.

(h)                                 This Agreement is deemed entered into in New York, New York, and will be governed and construed in all respects by the laws of the State of New York, without giving effect to principles of conflict of law.  Any litigation or other dispute resolution between the parties relating to this Agreement will take place only in New York County, New York.  The parties consent to personal jurisdiction of and venue in the state and federal courts within that county.

(i)                                     Each party’s continuing obligations under this Agreement including those relating to “Indemnification” and “Confidential Information” will survive the termination of this Agreement.

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(j)                                     To the extent our Designated Affiliate (as defined above) is the party to this Agreement, Spear, Leeds & Kellogg, L.P. will be a third party beneficiary.

(k)                                  The words “include” and “including,” as used herein or any Schedule, are deemed to be followed by the words “without limitation”.

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[Spear, Leeds & Kellogg Logo]

Schedule A—Electronic Trading Services

This is a Schedule of Services referred to in the Client Access Agreement (the “CAA”) by and between us (Spear, Leeds & Kellogg, L.P., or, if you are a resident of any of the jurisdictions identified in Schedule B to the CAA, its Designated Affiliate listed opposite the relevant jurisdiction in Schedule B) and you (together with this Schedule, the “Agreement”).  Terms used but not otherwise defined in this Schedule will have the same meanings as in the CAA.  For purposes of the Agreement, the terms “we” or “us” shall include any affiliate of Spear, Leeds & Kellogg, L.P. (each such affiliate an “Affiliate.”) In the event of any conflict between the terms of Schedule A and the terms of the CAA, the terms of Schedule A will prevail.

SERVICES

Description of Services:

The Services covered by this Schedule are one or more electronic trading services (each, a “Trading Service”) that we may make available to you, either directly or through a third party service provider, and will consist of one or more of the following electronic services: (a) trading services with respect to transactions in securities, commodities, currencies, derivatives, futures, options and other financial instruments, (each, a “Transaction”), which will be executed with or through us or one of our affiliates; (b) services that permit you to view (for informational purposes only) the status of Transactions you previously entered into; (c) services for the display or transmission of indications of interest or conditional offers to purchase securities or enter into other Transactions; and (d) any additional services made available through the Trading Services.  Any additional terms of a particular Trading Service will be set forth in a separate supplement to this Schedule or on the Trading Service.

Survival:

This Agreement will remain in effect with respect to all Transactions executed through a Trading Service regardless of any termination or other action with respect to the Trading Service.

USE OF THE SERVICES

You may access each Trading Service only through the use of one or more passwords or other access methods specified by us (collectively, “Access Methods”).  You are solely responsible for ensuring that your Access Methods are known to us and used only by those users authorized by you (“Authorized Users”).  At our request, you will provide us a list of your Authorized Users, and you acknowledge that, in our discretion, we may deny access to a Trading Service to any user of your Access Methods.  Unless

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you have received our express approval, any use of the Trading Services by Authorized Users who are located outside of the jurisdiction of your country of domicile (as listed in the CAA) is strictly prohibited.

You will be (i) solely responsible for all acts or omissions of any person using a Trading Service through your Access Methods and (ii) bound by the terms of all Transactions executed through a Trading Service using your Access Methods.  All Transmissions generated by use of your Access Methods will be deemed to be authorized by you.

You will notify us and any representative designated by your Trading Service to receive notice if your Access Methods have been lost, stolen or compromised.  Upon receipt of this notice, your Access Methods will be promptly cancelled but you will be responsible for any actions taken through the use of such Access Methods before they are cancelled.  In our sole discretion, we may terminate, revoke, suspend, modify, or change any or all of your Access Methods at any time with or without prior notice.

TRANSACTIONS

(a) Each Transaction you execute through a Trading Service will be subject to any other agreement between you and us that applies to the relevant Transaction (“Client Agreements”).  If there is a conflict between the terms of this Agreement and the terms of the Client Agreement, the terms of this Agreement will control regarding the Trading Services (except that any governing law and dispute resolution provisions of the Client Agreement will prevail over Section 9(b) of the CAA and the “Arbitration” provisions below, respectively.

(b) You agree that you are solely responsible for any investment or trading decisions made by you with respect to products identified on the Trading Services and that we will not be responsible for determining the suitability, appropriateness or advisability of any transaction you may enter into in such products.

(c) We will be free to accept or reject any Transaction that you seek to execute through a Trading Service in our sole discretion.

(d) You may receive a written or electronic acknowledgment of the status of each Transaction executed through a Trading Service in addition to the confirmation we deliver to you.  If there is a conflict between (i) the terms of the Agreement, (ii) status information concerning a Transaction and (iii) the terms of any confirmation, the terms of the confirmation control.

(e) You will use the Trading Services and enter into Transactions only for your own benefit and account(s) and will not use the Services on behalf of third parties (other than, if you are a broker-dealer, investment manager or investment advisor, your customers) without our written permission.  If you are a broker-dealer, investment manager or investment advisor and your use of the Services and execution of

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Transactions is for the benefit and account of your customers, you represent and warrant that you have full authority to sign this Agreement on their behalf and that you have informed them of the contents of this Agreement and that they agree with the provisions hereof.

(f) You will not use the Trading Services to effect transactions in securities of which you, or your affiliates, are the issuer, or, if you are a broker-dealer, investment manager or investment advisor and are acting on behalf of a customer, in securities of which the customer, or the customer’s affiliate, is the issuer.  You are responsible for advising us of any legal restrictions on the transfer of any securities sold by you (including Rule 144 or 145(d) under the Securities Act of 1933) and for providing us with any necessary documents (including prospectuses or opinions) to satisfy legal transfer requirements.  You are responsible for any delays, expenses and losses associated with compliance or failure to comply with the requirements for transfer of any securities subject to restrictions.

(g) A Transaction entered into through a Trading Service shall be binding upon the completion of the steps identified on the Trading Service (or in a separate communication) as necessary for execution of the Transaction.  You will be bound by the terms of any order made through a Trading Service and by any resulting Transaction unless you modify or withdraw the order in accordance with the terms of the Trading Service before its execution.

Without limitation of the above, you agree that any action by you to modify or withdraw an order made through a Trading Service by communicating with us through other means may be ineffective.

(h) You acknowledge and agree that we may engage in trading in the markets reflected on the Trading Services for our proprietary accounts and on behalf of accounts under our management, which could affect the value or termination of Transaction and that we may enter into transactions at prices different from the prices reflected in the Trading Service.

CONFIDENTIALITY

We may, at our discretion, disclose any information provided to us by you in connection with an underwritten (or other) offering of securities to (1) the issuer of the securities, (2) any selling shareholder who is selling securities in the offering, (3) any co-manager or lead manager in the offering and any agent or advisor to the parties listed above if we, in good faith, determine that disclosure of any information to the parties listed above is customary, necessary or advisable.

ARBITRATION

Subject to any dispute resolution provisions, including any forum selection clauses, in the applicable Client Agreements (which will control in the event of any conflict with this Agreement), any controversy between you and us or any of our managing directors, officers, directors, or

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employees, arising out of or relating to Transactions or Trading Services, will be settled by arbitration, in accordance with the existing rules of any one of the American Arbitration Association, The New York Stock Exchange, Inc., any other exchange of which either you or we are a member, the National Association of Securities Dealers Regulation, Inc. or The Municipal Securities Rulemaking Board, as you may elect.  If you do not make an election by registered mail addressed to us at our main office within ten (10) days after receiving notification from us of an election request, we may make the election on your behalf.  Any resulting arbitration will be before at least three arbitrators, and the award of the arbitrators, or of a majority of them, will be final, and judgment upon the award rendered may be entered in any court having jurisdiction.  The parties acknowledge that:

(i)                                    arbitration is final and binding on the parties;

(ii)                                the parties waive their right to seek remedies in court, including the right to a jury trial;

(iii)                            pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)                               the arbitrators’ award is not required to include factual findings or legal reasoning, and any party’s right to appeal or to seek modification or rulings by the arbitrators is strictly limited; and

(v)                                   the panel of arbitrators typically will include a minority of arbitrators who were or are affiliated with the securities industry.

No party will bring a putative or certified class action to arbitration, or seek to enforce any pre-dispute arbitration agreement against a party who has begun a putative class action in court or is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i)                                    the class certification is denied;

(ii)                                the class is decertified; or

(iii)                            the customer is excluded from the class by the court.

Forbearance to enforce an agreement to arbitrate waives no rights under this Agreement except as stated above.

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Schedule B

Jurisdiction	SLK Affiliate(s) Providing the Services
Australia	Goldman Sachs Australia Pty Limited
Austria	Goldman Sachs International
Belgium	Goldman Sachs International
Canada	Goldman Sachs Canada
Finland	Goldman Sachs International
France	Goldman Sachs International
Germany	Goldman Sachs International
Greece	Goldman Sachs International
Hong Kong	Goldman Sachs (Asia) L.L.C.
Ireland	Goldman Sachs International
Italy	Goldman Sachs International
Japan	Goldman Sachs (Japan) Ltd.
Korea	Goldman Sachs (Asia) L.L.C.
Luxembourg	Goldman Sachs International
Mexico	Goldman Sachs & Co.
Netherlands	Goldman Sachs International
Norway	Goldman Sachs International
Portugal	Goldman Sachs International
Puerto Rico	Goldman Sachs & Co.
Singapore	Goldman Sachs (Singapore) PTE and Goldman Sachs Futures PTE Ltd.
Spain	Goldman Sachs International
Sweden	Goldman Sachs International
Switzerland	Goldman Sachs & Co. Bank
United Kingdom	Goldman Sachs International

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[Spear, Leeds & Kellogg logo]

Schedule L—Software, Equipment, Telecommunications and Media

This is a Schedule referred to in the Client Access Agreement (the “CAA”) by and between Spear, Leeds & Kellogg, L.P., or, if Licensed Products (as defined below) are provided by one or more affiliates of Spear, Leeds & Kellogg, L.P. (each such affiliate an “Affiliate”), such Affiliate, and you (together with this Schedule, the “Agreement”).  Terms used but not otherwise defined in this Schedule will have the same meanings as in the Agreement.  The terms “we”, “our” and “us” refer to Spear, Leeds & Kellogg, L.P. and its Affiliates, and if you are a resident of any of the jurisdictions defined in Schedule B to the CAA, the Designated Affiliate listed opposite the relevant jurisdiction in Schedule B.

I.  LICENSED PRODUCTS GENERALLY

(a) Description of Licensed Products:

We may from time to time and in our sole and absolute discretion, offer you, as part of the Services, the use of certain Software (as defined herein), Equipment (as defined herein), Telecommunications (as defined herein) or Media (as defined herein) (together the “Licensed Products”) for your use in connection with electronic trading, market data, information or other services, equipment or products made available to you by us or by any third party (together the “Auxiliary Services”).  The Licensed Products may include, but will not necessarily be limited to, the installation of Software onto your personal system and the use of Equipment and Telecommunications necessary to use the Auxiliary Services.  All Licensed Products provided to you by us will be covered by the terms of this Schedule unless stated otherwise by us.  For the avoidance of doubt, our provision of the Licensed Products, and our granting of licenses with respect to the Licensed Products, to you shall constitute Services for all purposes under the Agreement.

(b) Use of Licensed Products:

You acknowledge that all Licensed Products made available directly or indirectly by us to you are our proprietary property or the proprietary property of the third party from whom we have secured the right to use such Licensed Products.

Pursuant to this Schedule, you are granted a personal, non-exclusive, non-transferable right and license to use the Licensed Products solely in connection with the Auxiliary Services.  Unless specified otherwise, any grant with respect to the Licensed Products does not include the right to sublicense the Licensed Products or to use such Licensed Products for service bureau, time-sharing or other similar purposes, or to make the Licensed Products available by remote access or otherwise to any third party.  You shall not use, and shall not permit the use of, the Licensed Products for any illegal purpose.  You shall have no interest in the

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Licensed Products, including all copyrights, trademarks, service marks, trade secrets, patents and other proprietary rights related to Licensed Products, except for the licenses granted under this Agreement.

Upon termination of this Agreement for any reason, you shall either destroy or return to us all copies of the Software and related documentation and/or return all of the Equipment and Telecommunications and, at our request, your authorized officer shall certify the same to us in writing.  You shall exercise reasonable care to preserve the condition of the Licensed Products.  You acknowledge that you are not the owner of the Licensed Products, but are rather a licensee, and that you will be liable for the cost of any damages to the Licensed Products resulting from your use or misuse thereof, except for ordinary wear and tear.

At any time during the term of this Agreement, you shall permit us reasonable access to your books and records, including without limitation, your electronic records, and premises, solely to monitor compliance with this Agreement or to fulfill any related legal or contractual requirement.

II.  FEES

You agree to pay such fees for the provision and use of the Licensed Products as may be separately specified in a writing provided by us to you or as otherwise agreed between you and us.

Without limiting any other rights or remedies available to us hereunder or under applicable law, any amount payable to you by us, at our option and in our sole discretion, may be reduced by its set-off against any amounts payable (whether at such time or in the future) by you to us under any other agreements, instruments or undertakings between you and us (including any amounts owed pursuant to this Agreement).  We shall have a right of set-off against all deposits, moneys, securities and other property of you now or hereafter in the possession of, or on deposit with, us.  No security interest or right of set-off shall be deemed to have been waived by any act or conduct by us or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in doing so, all such waivers by us hereunder must be in writing and signed by our authorized representative.

III.  SOFTWARE

All software provided to you by us now and in the future, in object code, source code or any other format, including any updates, modifications and additions thereto, as well as all associated documentation, in any media, is referred to herein collectively and individually, as appropriate, as the “Software”.  We and any third parties shall retain all rights and title (to the extent of our and their interests) to all proprietary computer programs, techniques, algorithms and processes contained therein, and the “look and feel” and graphic elements of the software.  You shall not copy the Software, except as necessary for further archival or backup purposes, subject to appropriate security measures.

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YOU WILL NOT MAKE ANY ALTERATION, CHANGE OR MODIFICATION TO THE SOFTWARE.  YOU MAY NOT RECOMPILE, DECOMPILE, DISASSEMBLE, REVERSE ENGINEER, OR MAKE OR DISTRIBUTE ANY OTHER FORM OF OR ANY DERIVATIVE WORK, INCLUDING BUT NOT LIMITED TO THE “LOOK AND FEEL” AND GRAPHIC ELEMENTS, FROM THE SOFTWARE AND OR THE AUXILIARY SERVICES, EXCEPT AS PERMITTED BY LAW.

IV.  EQUIPMENT

All hardware, firmware and other equipment provided to you by us is referred to herein collectively and individually, as appropriate, as the “Equipment”.  We reserve the right to require you to use Equipment solely in connection with specific Auxiliary Services.  You understand that certain additional equipment and software may be needed in order to use the Licensed Products or Auxiliary Services or any third party services but are not being provided by us.  If any such Equipment is not provided by us under this Schedule, you remain responsible for the acquisition, installation and operation of all equipment necessary to utilize the Licensed Products and Auxiliary Services.

We shall assume the risk of loss or damage to Equipment while in transit, and you shall assume the risk of loss or damage at all other times.  You shall not make any alterations or add attachments to the Equipment whatsoever, nor shall you remove the Equipment from the location of initial delivery, without our express written consent.

Unless otherwise expressly agreed in writing, all items of Equipment shall remain our property and may be removed by us at any time after the termination of this Agreement.  All Equipment is, and at all times shall remain, separate items of personal property, notwithstanding attachment to other equipment or real property.

V.  TELECOMMUNICATIONS AND MEDIA

All communications equipment, data lines and other telecommunications devices provided to you by us for your use in conjunction with your use of the Auxiliary Services are referred to herein collectively and individually, as appropriate, as “Telecommunications”.  We may also provide you with access to, and permit you to use, instant messaging, electronic mail and other Internet media services (“Media”).  You shall not, and shall not permit any of your officers, directors, employees, agents or any third party, to use Telecommunications or Media in a manner that will violate any copyright, trademark, trade secret or other proprietary right.  In addition, you shall not use Telecommunications or Media in a manner that we, in our sole discretion, consider fraudulent, harassing, hateful, abusive, sexually oriented, sexually explicit, obscene, intimidating, defamatory or otherwise inappropriate.  Furthermore, you shall not use Telecommunications or Media to send messages to any person who does not wish to receive them or unsolicited bulk messages, including but not limited to, commercial advertising or informational announcements.  Moreover, you shall

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not use Telecommunications or Media to attempt to circumvent or violate the security of any Auxiliary Service, including but not limited to accessing data or messages other than your own data or messages or attempting to interfere with another user’s access to or use of Telecommunications or Media.

In the event you use Telecommunications and Media, (i) you agree to comply with our Acceptable Use Policy, as it may be modified from time to time, and (ii) you acknowledge that you have received, read and understand our current Acceptable Use Policy and agree to be bound by such policy, as it may be modified from time to time.  In the event of any conflict between the terms of this Agreement and the then current Acceptable Use Policy, the then current Acceptable Use Policy shall govern.  At any time, upon your written request, we will provide you with a copy of the then current Acceptable Use Policy, which also may be available on our website.

We accept no responsibility for recording, backing up or archiving any data, software or messages created, transmitted or received using Telecommunications or Media.  You acknowledge and agree that it is solely your responsibility to record, backup or archive data, software and messages for disaster recovery, record-keeping or any other purpose.

VI.  INSTALLATION AND SET-UP SERVICES

We may provide, in our sole and absolute discretion, certain services related to Licensed Products or Auxiliary Services including but not limited to installation, set-up, testing and training.  In our sole and absolute discretion, these services may be provided at our standard hourly rates.

VII.  CONNECTIVITY

We may, in our sole and absolute discretion, provide you with assistance in your connecting to the Auxiliary Services through various forms of communication linkages and connection services, including but not limited to connectivity through the Financial Information Exchange (“FIX”) protocol (together “Connectivity”).  If we provide you with assistance with respect to your Connectivity, you are solely responsible for obtaining any necessary equipment or products needed in order for you to establish and maintain such Connectivity.  Additionally, you are solely responsible for testing and maintaining the Connectivity and any equipment or products used in conjunction with the Connectivity.  In providing assistance with respect to your Connectivity, we will have no liability for any failure by you to connect to the Auxiliary Services, or for any delay or system failure created by your Connectivity.  You will be solely responsible for any and all costs associated with your establishment or maintenance of Connectivity and you further agree to pay to us such charges for our assistance with respect to the Connectivity as may be separately specified in a writing provided by us to you or as otherwise agreed between you and us.

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VIII.  DISCLAIMER OF LIABILITY

You understand and agree that we do not assume any responsibility for the operation of Licensed Products.  Specifically, but without limitation of the foregoing, we shall have no responsibility for the availability, timeliness, security, safety, accuracy or performance of Licensed Products, and we shall not be responsible for any effect that your use of the Licensed Products may have on your software and equipment.

You understand and agree that if Auxiliary Services include any Licensed Products provided by a third party, you shall be held liable and responsible for any termination fee or early termination fee imposed by such third party, regardless of the reason for termination of such Auxiliary Services.

You have independently evaluated the Licensed Products.  You assume all liabilities and risks associated with the use of Licensed Products.

IX.  EXPORT RESTRICTIONS

You acknowledge that the Licensed Products provided hereunder may contain cryptographic algorithms, and as a result, the export and reexport of such Licensed Products may be controlled by the U.S. Government; other countries may also control the export, import and use of the Licensed Products, and penalties for violating such laws can be severe.  You agree to comply with any U.S. or foreign laws governing the export, reexport, import or use of the Licensed Products.

You acknowledge that the Licensed Products are subject to the U.S. Export Administration Regulations (“EAR”) and other U.S. law.  Notwithstanding anything contained in this Agreement to the contrary and regardless of any disclosure made to you by us pertaining to the ultimate destination of the Licensed Products, you agree not to export or reexport, directly or indirectly (including through electronic means), the Licensed Products (or any commodity incorporating them) (i) without requisite authorization from the Bureau of Export Administration of the U.S. Department of Commerce or any other U.S. Government or foreign agency having jurisdiction over such transaction, or (ii) to persons, entities or destinations prohibited from receiving U.S. exports under the EAR (including without limitation Denied Persons, and entities on the Commerce Department Entity List or involved with missile technology or nuclear, chemical or biological weapons), or in violation of any sanctions program administered by the Office of Foreign Assets Control, U.S. Department of Treasury (including without limitation any Specially Designated National or recipient located in or a national of Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria).

You represent and warrant (and such representations and warranties are added to the section of the Agreement entitled “Representations and Warranties”) that you are not (and never have been) on the Commerce Department Denied Persons List or Entity List, the State Department Statutory Debarred Party List, the General Services Administration Excluded Party List, or the Treasury Department Specially

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Designated Nationals (SDN) List; and that you are not acting on behalf of any person or entity identified on any of these lists.  To the extent you have U.S. export privileges, you represent and warrant that your privileges have never been revoked or limited in any way.  You accept a continuing obligation to inform us immediately of any breach of any of the agreements, representations and warranties made herein.

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Schedule R—Order Routing

This is a Schedule referred to in the Client Access Agreement (the “C.A.A.”) by and between Spear, Leeds & Kellogg, L.P., or, if a Routing Service (as defined below) is provided by one or more affiliates of Spear, Leeds & Kellogg, L.P. (each such affiliate an “Affiliate”), such Affiliate, and you (together with this Schedule, the “Agreement”).  Terms used but not otherwise defined in this Schedule will have the same meanings as in the Agreement.  The terms “we”, “our” and “us” refer to Spear, Leeds & Kellogg, L.P. and its Affiliates, and, if you are a resident of any of the jurisdictions identified in Schedule B to the CAA, the Designated Affiliate listed opposite the relevant jurisdiction in Schedule B.

I.  SERVICES

(a)  Description of Services:

The Services covered by this Schedule are one or more electronic routing services (each, a “Routing Service”) that we may make available to you, either directly or through a third party service provider and will consist of routing orders for financial instruments in securities, commodities, currencies, derivatives, futures, options and other financial instruments to one or more of the following destinations:  (i) broker-dealers, (ii) electronic communications networks (“ECN”), (iii) other network service providers that route orders to brokers or dealers or ECN’s, (iv) exchanges, and (v) any additional destinations made available through the Routing Services (each a “Routing Destination”).

(b) Survival:

This Agreement will remain in effect with respect to all orders routed through a Routing Service regardless of any termination or other action with respect to the Routing Service.

II.  USE OF THE SERVICES

(a) You may access each Routing Service to route orders to Routing Destinations that we have authorized to be connected to the Routing Services only through the use of one or more passwords or other access methods specified by us (collectively, “Access Methods”).  You are solely responsible for ensuring that your Access Methods are known to and used only by those users authorized by you (“Authorized Users”).  At our request, you will provide us with a list of your Authorized Users, and you acknowledge that, in our discretion, we may deny access to a Routing Service to any user of your Access Methods.  Unless you have received our express approval, any use of the Routing Services by Authorized Users who are located outside of the jurisdiction of your country of domicile (as listed in the CAA) is strictly prohibited.

(b) You shall verify and confirm all orders routed through the Routing Services and shall notify us of any error immediately.  Without limitation of any other provision of the Agreement, and for the avoidance of doubt, you acknowledge that it is your responsibility to ensure that any transmission sent through a Routing Service complies with all laws, rules (including without limitation short sale rules under U.S. securities laws and self-regulatory rules), regulations, policies, procedures or interpretations thereof including but not limited to the rules and regulations of the Routing Service, any Routing Destination or any U.S. or non-U.S. regulatory or self-regulatory organization applicable to you, the transmission or any resulting order or transaction.  Further, as required by applicable law, rule or interpretation, you will be responsible for providing us with all terms and conditions relevant to your orders, for designating any of your short sales as such and for locating your borrow of shares prior to placing any short sale orders with us.  In the event that you are not familiar with the laws, rules, regulations, policies, procedures or interpretations thereof applicable to orders routed through a Routing Service, you shall obtain copies thereof.

(c) You will be (i) solely responsible for all acts or omissions of any person using a Routing Service through your Access Methods and (ii) bound by the terms of all orders routed through a Routing Service using your Access Methods.  All transmissions generated by use of your Access Methods will be deemed to have been authorized by you.

(d) You will notify us and any representative designated by a Routing Service to receive notice if your Access Methods have been lost, stolen or compromised.  Upon receipt of this notice, your Access Methods will be promptly cancelled but you will be responsible for any actions taken through the use of such Access Methods before they are cancelled.  In our sole discretion, we may terminate, revoke, suspend, modify, or change any or all of your Access Methods at any time with or without prior notice.

(e) You will adopt appropriate internal control procedures relating to the use of a Routing Service.  If you are a broker-dealer, you shall furnish a copy of such internal control procedures to us which will include at least those procedures set forth in Exhibit A to this Schedule.

(f) You understand and acknowledge that you will be responsible for the cost of the hardware (whether computer terminal, computer link or handheld link), software, communications equipment and lines, including lines utilized for Internet access, and all other equipment necessary to use a Routing Service.  We shall not be responsible for ensuring that the Routing Services are compatible with your hardware or software or other third party hardware or software or for any loss or damage caused by any failure by you to back up or store data.

(g) You agree to pay such fees for the provision and use of a Routing Service as may be separately specified in a writing provided by us to you or as otherwise agreed between you and us.

III.  TRANSMISSIONS

(a) Each order you route through a Routing Service will be subject to any other agreement between you and us that applies to the relevant routed order (“Client Agreements”).  If there is a conflict between the terms of this Schedule and the terms of a Client Agreement, the terms of this Schedule will control regarding a Routing Service, but the Client Agreement will control in all other respects.

(b) You agree that we may accept, act in accordance with and rely upon orders you route through a Routing Service using the Access Methods, whether or not by an Authorized User, without further authority from you or inquiry into the authority, validity, genuineness or accuracy of the order.  You are solely responsible for the accuracy and completeness of all orders routed through a Routing Service.

(c) By offering a Routing Service, we are not responsible for executing orders, pricing orders, ensuring that orders have been received or reviewed, or completing orders in any manner or form, except as provided for below.  Our exclusive and sole responsibility, under this Schedule, is to route orders to the destination.  In addition, you are solely responsible for all decisions as to the Routing Destination selected by you for the routing of orders.  By agreeing to route your order to a Routing Destination, we do not recommend or endorse any such Routing Destination, make no representation or warranty with respect thereto and shall have no liability for any such selection made by you.  We shall have no liability or responsibility for the execution of any orders entered through a Routing Service (except where we are the Routing Destination and to the extent provided for in this Agreement) or for any failure of, or errors with respect to, the execution of any such order.  Additionally, we shall have no liability or responsibility under this Schedule for any reporting requirements arising in connection with any order entered through a Routing Service, regardless of whether such requirements arise under applicable laws and regulations or your internal procedures.  You acknowledge and understand that by using a Routing Service, you have no assurance that any order will be executed at any particular price or time, accepted by a Routing Destination, or executed at all.  You must enter into an appropriate agreement with a Routing Destination in order to ensure processing of your order or the receipt of any related messages.  Entering into such an agreement with a Routing Destination is your responsibility, and the absence of any such agreement does not affect our responsibilities or liability under this section (c).

(d) By offering a Routing Service, we are not acting as an executing, clearing and/or “prime” broker with respect to any order transmitted through a Routing Service.  You must have an appropriate agreement in place with the party that serves as the executing, clearing and/or “prime” broker for the order that you are routing through a Routing Service.  Entering into such an agreement with any broker that serves in any such capacity for an order that you are routing through a Routing Service is your responsibility, and the absence of any such agreement does not affect our responsibilities or liability under this section (d).  At our reasonable request, you must furnish to us a copy of any such broker agreement.

(e) We shall not be responsible for any administrative or operational duties or responsibilities imposed upon or assumed by you under applicable laws or regulations, your internal procedures or otherwise, arising out of or related to the use of a Routing Service, including any record keeping, data file storage or maintenance requirements.  To the extent that you are required to or undertake to perform any administrative or operational activities or responsibilities, you will not rely upon us in connection therein.

(f) Your use of a Routing Service is personal, non-transferable and non-assignable.  You will use the Routing Service and route orders only for your own benefit and account(s) and will not use the Routing Service on behalf of other parties (other than, if you are a broker-dealer, investment manager or investment advisor, your customers) without our written permission, and you represent and warrant that you have full authority to use the Services and execute Transactions in accordance with the terms of this Agreement for the benefit and account of your customers.

(g) The terms of any Transaction entered into by you with or through a Routing Destination, as well as the provisions of and performance under any agreement applicable to such Transaction, shall be solely the responsibility of you and such Routing Destination and we shall have no involvement therein or responsibility or liability therefor.  You will be bound by the terms of any order transmitted through a Routing Service and by any resulting Transaction unless you modify or withdraw the order in accordance with the terms of the Routing Service before its transmission to the Routing Destination.

Without limitation of the above, you agree that any action by you to modify or withdraw an order transmitted through the Routing Service by communicating with us through other means may be ineffective.

(h) You understand and acknowledge that a Routing Service will route orders directly to a Routing Destination without any intervention by us or any other person (other than through the application of any electronic filters imposed by us, which are intended solely for our protection).

(i) Neither we nor any Routing Destination or third party provider shall be obligated to accept any order that you seek to transmit through a Routing Service and may reject any such order in our sole discretion.

(j) We or any third party provider may engage in trading with or through the Routing Destination accessible through the Routing Services for our proprietary accounts, on behalf of accounts under our management, and on an agency basis, which could affect your ability to achieve execution or its pricing.

(k) As a result of high Internet traffic, transmission problems, system capacity limitations and other factors, you may at times experience difficulty in accessing or communicating with a Routing Service, which could result in, among other things, (i) delays in the transmission or execution of an order; (ii) trade executions at prices different from quoted prices at the time the order was entered; or (iii) an inability to place an order.  In addition, the routing, and consequently the execution, of orders may be adversely affected during volatile, fast or unusual market conditions, which could cause delays or interruptions in routing or access.

Under such circumstances, we might also believe it necessary, and we reserve the right, to modify, suspend or terminate any or all features, functions or capabilities of any Routing Service.

(l) Any Routing Service we may provide is for your private and personal use and we are not soliciting any action based upon it.  Our provision of a Routing Service is not to be construed as a recommendation or an offer to buy or sell or the solicitation of an offer to buy or sell any security, financial product or instrument or to participate in any particular trading strategy.

(m) In providing you with Routing Services, we are acting solely in the capacity of an arm’s-length contractual counterparty and not as your advisor or fiduciary.

(n) You acknowledge that your use of a Routing Service may be monitored by us for our own purposes (and not for your benefit) and the resultant information may be utilized by us for internal purposes or in accordance with any applicable law, rule, regulation or interpretation, including just and equitable principles of trade, of any applicable regulatory or self-regulatory body, or as required by the rules, regulations or interpretations of any applicable regulatory or self-regulatory body, provided, however, these purposes do not include using any information so obtained for any trading purpose other than trading on your behalf.

IV.  ARBITRATION

Subject to any dispute resolution provisions, including without limitation any forum selection clauses, in the applicable Client Agreements, which shall control in the event of any conflict with this Agreement, any controversy between us or any of our managing directors, officers, directors or employees and you, arising out or relating to Routing Services effected under this Schedule, shall be settled by arbitration, in accordance with the rules then obtaining, of any one of the American Arbitration Association, The New York Stock Exchange, Inc., any other exchange of which we or you are a member, the National Association of Securities Dealers Regulation, Inc. or The Municipal Securities Rulemaking Board, as you may elect.

If you do not make such election by registered mail addressed to us at our main office within ten (10) days after receipt of notification from us requesting such election, then you authorize us to make such election on behalf of you.  Any arbitration hereunder shall be before at least three arbitrators, and the award of the arbitrators, or a majority of them, shall be final, and judgment upon the award rendered may be entered in any court having jurisdiction.

(i)  Arbitration is final and binding on the parties.

(ii)  The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(iv) The arbitrator’s award is not required to include factual findings or legal reasoning, and any party’s right to appeal or seek modification or rulings by the arbitrators is strictly limited.

(v)  The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

No person shall bring a putative or certified class action or arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i) the class certification is denied;

(ii) the class is decertified; or

(iii)  the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Exhibit A to Schedule R – Internal Control Procedures

Wave Securities, LLC (“Broker-Dealer”)

Broker-Dealer’s Name

As a broker-dealer, Broker-Dealer is required to implement internal procedures consistent with NYSE Information Memo 92-15 to control electronic order flow, whether entered on Client’s behalf or, if permitted, on behalf of customers.  The following are Broker-Dealer’s procedures with respect to orders entered through a Routing Service:

1.                                       All users will be assigned a unique password and each user will be prohibited from disclosing this password other than to Authorized Persons.

2.                                       All users will comply with all laws, rules (including without limitation short sale rules under U.S. securities laws and self-regulatory rules), regulations, policies, procedures or interpretations thereof including but not limited to the rules and regulations of any Routing Service, any Routing Destination or any U.S. or non-U.S. regulatory or self-regulatory organization applicable to Broker-Dealer, the transmission of any resulting order or transaction.

3.                                       All users must know specific trading and size limits established for customer and proprietary orders.

4.                                       All users must validate order and trade accuracy.

5.                                       All users must monitor terminal for message from any Routing Destination, Spear, Leeds & Kellogg, L.P. or Affiliates.

6.                                       All users must monitor orders throughout the day to confirm when orders are filled and compliance with established credit and order size limits.

7.                                       All users must relay any errors, trade discrepancies, potential unauthorized access, and system or execution problems to the appropriate Spear, Leeds & Kellogg, L.P., or Affiliate personnel and/or clearing firm when discovered.

8.                                       All users are responsible for adhering to the requirements of New York Stock Exchange Rule 405 [“Know Your Customer”], to the extent applicable.

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Note.  In lieu of Exhibit A, Client may provide a copy of such other written procedures as it has implemented.

These procedures are implemented to control electronic order flow in accordance with NYSE Information Memo 92-15.  Acknowledgment of this document indicates that you understand and agree to incorporate the above procedures.

By:	/s/ Michael Cormack
Name:	Mike Cormack

Title:

Date:	6/25/02

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Signature Page for the Client Access Agreement

and all Schedules to the Client Access Agreement (together the “Agreement”)

The undersigned, by executing this Signature Page on the date set forth below, agrees to be legally bound by the Agreement, together with the attached Schedules A (Electronic Trading Services), I (Software, Equipment, Telecommunications and Media) and R (Order Routing) and further agrees that the Agreement and each such Schedule shall be enforceable against and binding on the undersigned to the same extent as if the Agreement, including each such Schedule, were separately signed.

Spear, Leeds & Kellogg, L.P., or “we” if so used in the Agreement, or if separately identified below, the Affiliate executing this Agreement, in either case on behalf of itself, or its Affiliates, including but not limited to any Designated Affiliates, as applicable

Wave Securities, LLC, acting solely as the routing facility of the exchange, but not in an introducing broker capacity

By:	/s/ Neil V. DeSena	By:	/s/ Michael Cormack 6/25/02

Name:	Neil V. DeSena	Name:	Mike Cormack

Title:	Managing Director	Title:

Effective Date: 7/1/02

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